Exhibit 10.ii.f.

October 8, 2004

Second Amendment Agreement to the Master Agency Agreement

Convertibility Enhanced Note Issuance Program

This Second Amendment Agreement dated October 8, 2004, between:

CARGILL FERTILIZANTES S.A., a Brazilian corporation established at Avenida Morumbi, 8234, in the city of Sao Paulo, State of Sao Paulo (hereinafter, the “Issuer”), and

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC., established at 12700 Whitewater Drive, Minnetonka, MN, USA 55343 (hereinafter, the “Agent”),

WHEREAS, the Parties executed on August 08, 2002 a Master Agency Agreement (hereinafter simply referred to as the “Master Agreement”) relative to a Convertibility Enhanced Note Issuance Program, under which certain Notes up to the total principal amount of USD 100,000,000 may be issued by the Agent on behalf of Issuer, and the Parties executed an Amendment Agreement on October 30, 2002

NOW, THEREFORE, the Parties have agreed to amend the Master Agency as follows:

1. The Parties have agreed to increase the total principal amount of Notes that may be issued from $100,000,000 to $200,000,000 effective April 1, 2004.

2. Except for the present amendment, the Parties expressly confirm and ratify all other provisions of the Master Agency Agreement and the Amendment Agreement, which remain in full force and effect.

3. This Second Amended Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

IN WITNESS WHEREOF, the parties have caused this Second Amendment Agreement to be executed by their respective officers thereunto duly authorized, on the date first above written.

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC.

By:

CARGILL FERTILIZANTES S.A.

By: